UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2010

 Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On March 1, 2010, Orleans Homebuilders, Inc. (the "Company") and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").  We anticipate that the Chapter 11 cases will be jointly administered under the caption In re Orleans Homebuilders, Inc., et al., Case No. 10-10684 (PJW) (the "Chapter 11 Cases").  The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default under various debt instruments and documents described below.

(i)           The Company’s Second Amended and Restated Revolving Credit Loan Agreement, dated as of September 30, 2008.  As previously reported, this Revolving Credit Loan Agreement matured on February 12, 2010 and the lenders have demanded payment of all outstanding amounts.  As of February 25, 2010, approximately $311.0 million of cash borrowings were outstanding, excluding approximately $15 million of letters of credit and other assurances which either had been or would likely be drawn prior to the letter of credit maturity date of February 27, 2010.  In addition, there was approximately $15.1 million in additional loan fees earned pursuant to the Second Amended and Restated Revolving Credit Loan Agreement that were due upon maturity;

(ii)           Junior Subordinated Note Indenture dated as of September 30, 2005 pursuant to which OHI Financing, Inc., a wholly-owned subsidiary of the Company, issued the 8.52% junior subordinated note underlying the Company’s $30 million issue of trust preferred securities. The event of default entitles the trustee and/or the holders of the trust preferred securities to exercise all of their remedies under such junior subordinated note indenture, including accelerating payment of the outstanding principal and accrued, but unpaid interest, together with a premium of 7.5% of the outstanding principal.  As of February 28, 2010, there is $30 million of principal outstanding under the 8.52% junior subordinated note, plus accrued interest of approximately $1.7 million.   As previously reported, there was a pre-existing event of default under this indenture as a result of the failure to make one or more required interest payments.

(iii)           Junior Subordinated Indenture between OHI Financing, Inc., as issuer, and The Bank of New York Mellon as Trustee, dated as of August 3, 2009 and the Notes issued pursuant thereto.  The event of default entitles the trustee and/or the holders of the notes to exercise all of their remedies under such junior subordinated note indenture, including accelerating payment of the outstanding principal and accrued, but unpaid interest.  As of February 28, 2010, there is $89.1 million of notional principal outstanding under the junior subordinated notes (taking into account principal repaid from the proceeds of the $5 million letter of credit drawn in December, 2009), with a balance sheet carrying value of approximately $77.8 million, plus accrued interest of approximately $0.2 million.

Forward Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the ability of the Company to enter into new financing arrangements, including without limitation the DIP Credit Facilities; required bankruptcy court approvals; potential restructurings of the Company’s liabilities; any value that may be provided by the Company’s unsecured creditors or its equity holders; payments on its 8.52% Trust Preferred Securities and the Junior Subordinated Notes; potential strategic transactions, including refinancing, recapitalization and sale transactions involving the Company; payments to trade creditors, employees, or customers; anticipated and potential asset sales; anticipated liquidity; anticipated increase in net new orders, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; the timing of future filings by the Company of its Annual and Quarterly Reports and the continued listing of the Company’s common stock on the NYSE Amex Exchange; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility; strategic transactions and alternatives, including but not limited to the sale of the Company; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; the Company’s future liquidity, capital structure and finances; and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the Company’s ability to continue as a going concern; the Company’s ability to enter into the DIP Credit Facilities and to operate under terms of the DIP Credit Facilities; the Company’s ability to obtain court approval with respect to motions relating to the Chapter 11 Cases, including “first-day” motions; the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of the Company to obtain and maintain normal terms with vendors and service providers and to maintain contracts critical to its operations; the ability of the Company to continue to attract buyers of its homes; the ability to continue normal business operations; the potential adverse impact of the Chapter 11 Cases; the ability of the Company to attract, motivate and/or retain key executives and employees; access to liquidity; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010 and February 19, 2010.

Item 8.01 Other Events.

On March 1, 2010, the Company issued a press release discussing, among other things, the Bankruptcy Cases, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release of Orleans Homebuilders, Inc. dated March 1, 2010. (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2010

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President, Chief Financial Officer and Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release of Orleans Homebuilders, Inc. dated March 1, 2010. (furnished herewith).